SEAFIRST BANK
BUSINESS LOAN AGREEMENT
This Seafirst Business Loan Agreement ("Agreement") is made
between Bank of America NT&SA doing business as Seafirst
Bank ("Bank") and   The Coeur d'Alenes Co. Inc. and Union
Iron Works, Inc. of Spokane ("Borrower") with respect to
the following:
PART A
I.	NON REVOLVING LINE / TERM LOAN #TBA.  Subject to the
terms of this Agreement, Bank agrees to lend to Borrower as
follows:
(a)	Amount:  $250,000.00 under a Non-Revolving Line,
available through expiration of April 1, 1998, at which
time the outstanding principal balance will be converted to
a Term Loan, fully amortized over 84 months.  Maturity date
April 1, 2005.
(b)    Interest Rate:
[X]  	Bank's publicly announced Reference Rate plus
0.50  percent of the principal per annum.  "Reference Rate"
means the rate of interest publicly announced from time to
time by Bank in San Francisco, California as its "Reference
Rate". The Reference Rate is set based on various factors, including Bank's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the
opening of business on the day specified in the public
announcement of a change in the Reference Rate.
[X]	Borrower has the option, at expiration, of converting
this to a fixed rate loan at 2.50% per annum over the reserve-adjusted fixed rate index quoted by Bank on the expiration date, rounded upward to the next highest one-
eighth of one percent (0.125%), so long as Borrower is not
in default under the Loan Documents.
(c)	Interest Rate Basis:  All interest will be calculated
at the per annum interest rate based on a 360-day year and
applied to the actual number of days elapsed.
(d)	Repayment:  At the times and in amounts as set forth
in note(s) required under Part B Article 1 of this
Agreement.
(e)	Loan Fee:  $  500.00 payable on  _March 24, 1997.
Loan fee is fully earned and non-refundable upon execution
of this Agreement.
(f)		Other Fee(s) (identify): _____________________
(g)	Collateral.  This  term  loan  shall  be  secured  by
a  security  interest,  which  is  hereby  granted,  in
favor of Bank on the 			following	collateral:
	_____Borrower's Equipment_________
			Also, collateral securing other loans with
Bank may secure this loan.
II.	LINE OF CREDIT # 18.  Subject  to  the  terms of this
Agreement, Bank will   make  loans  to Borrower under a
	[X] revolving     [   ] non-revolving line of credit
as follows:
	(a)	Total Amount Available:  $1,850,000.00__
[X]  	Subject  to  the  provisions  of  any  accounts
receivable and/or inventory borrowing plan required herein;
it is expressly understood that collateral ineligible for
borrowing purposes is determined solely by Bank.
[  ]  	Subject to (describe):________________________
(b)	Availability period:         March 24, 1997
through        April 1, 1998.  However, if loans are made
and/or new  promissory  notes  executed  after  the  last
date,  such  advances  will  be subject to the terms of
this Agreement until repaid  in  full  unless  a  written
statement signed by the Bank and Borrower provides otherwise, or a replacement loan agreement is executed.
The  making  of  such  additional advances alone, however,
does not constitute a commitment by the bank to make any
further advances or extend the availability period.
(c)	    Interest Rate:
[X]    Bank's publicly announced Reference Rate plus
0.325  percent of the principal per annum.  "Reference
Rate" means the rate of interest publicly announced from
time to time by Bank in San Francisco, California as its
"Reference Rate". The Reference Rate is set based on
various factors, including Bank's costs and desired return,
general economic conditions, and other factors, and is used
as a reference point for pricing some loans.  Bank may
price loans to its customers at, above, or below the
Reference Rate.  Any change in the Reference Rate shall
take effect at the opening of business on the day specified
in the public announcement of a change in the Reference
Rate.
 [  ] _____________________________________________
(d) Interest Rate Basis.  All interest will be calculated
at the per annum interest rate based on 360-day year and
applied to the actual number of days elapsed.
(e)	Repayment:  At the times and in amounts as set forth
in note(s) required under Part B Article 1 of this
Agreement.
	(f)	Loan Fee:  $  1,000.00    payable on     March
24, 1997    .
(g) 	Fee on Unutilized Portion of Line:  On
, and every ___________ thereafter, Borrower shall pay a
fee based upon the average daily unused portion of the line
of credit.  This fee will be calculated as follows:
___________________________________________________________
(h) 	Other Fee(s) (identify):  ____________________________
(i)	Collateral.  This  revolving  line of credit shall be
secured by a security interest, which is hereby granted, in favor of Bank on the following collateral:
______Borrower's Accounts Receivable and inventory_________
	Also, collateral securing other loans with Bank may secure this loan.